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                                                                   EXHIBIT 10.20


                                November 28, 2000

EarthCare Company
14901 Quorum Drive
Suite 200
Dallas, TX 75240
Attention: Bill Solomon

Raymond M. Cash
2300 Long Road
Ballground, GA 30107

Donald F. Moorehead, Jr.
c/o EarthCare Company
14901 Quorum Drive
Suite 200
Dallas, TX 75240

        Re:     Collateral under Individual Guaranties

Ladies and Gentlemen:

        Please refer to (i) the Individual Guaranty dated as of February 15, 2000 executed by Raymond M. Cash ("Cash") and Donald F. Moorehead, Jr. ("Moorehead") in favor of Bank of America, N.A., as agent (in such capacity, the "Agent") (as previously amended, the "Joint Guaranty") and (ii) the Additional Guaranty dated as of October 31, 2000 executed by Moorehead in favor of the Agent (the "Additional Guaranty"; together with the Joint Guaranty, the "Guaranties"). Capitalized terms used but not defined herein have the respective meanings given to them in the Amended and Restated Credit Agreement dated as of February 15, 2000 among EarthCare Company, various financial institutions and the Agent (as amended, the "Credit Agreement").

        The Required Lenders agree that, notwithstanding anything to the contrary contained in the fifth paragraph following the paragraph that begins "NOW, THEREFORE" in each of the Guaranties, the following rules shall govern collateral to be delivered under the Guaranties:

        (1) All collateral shall be in the form of cash or other collateral reasonably acceptable to the Agent.

        (2) Not less than $5,000,000 of collateral shall be delivered by Cash on or before November 29, 2000. Such collateral shall secure the Joint Guaranty.

        (3) Not less than $10,000,000 of collateral shall be delivered by Moorehead on or before November 30, 2000. Such collateral shall secure the Individual Guaranty.


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        (4)     The balance of the collateral (i.e., $20,000,000, subject to reduction as set forth in the Guaranties) shall be delivered on or before December 31, 2000. Of such amount, (a) not less than $5,000,000 shall be delivered by Moorehead and shall secure the Individual Guaranty and (b) the balance may be delivered by either Cash or Moorehead, as they mutually agree, and such amount shall secure the Joint Guaranty.

        (5) For further clarification, all collateral delivered by Cash shall secure the Joint Guaranty. Accordingly, the maximum amount of collateral required to be delivered by Cash shall not exceed $20,000,000 (it being understood that such amount shall be reduced dollar-for-dollar by any amount delivered by Moorehead which secures the Joint Guaranty).

        (6) For further clarification, the first $15,000,000 of collateral delivered by Moorehead shall secure the Individual Guaranty and any further collateral delivered by Moorehead shall secure the Joint Guaranty.

        This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


                                            BANK OF AMERICA, N.A.

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            FLEET NATIONAL BANK

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
Accepted and Agreed:

EARTHCARE COMPANY

By:
   ----------------------------------
Title:
      -------------------------------

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Donald F. Moorehead, Jr.


-------------------------------------
Raymond M. Cash



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